UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2013

PERCEPTRON, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 31, 2013, the Board of Directors of Perceptron, Inc. (the “Company”) appointed Jeffrey M. Armstrong as President and Chief Executive Officer of the Company, effective November 4, 2013. Mr. Armstrong is also expected to be appointed to the Company’s Board of Directors by the existing members of the Board after the Company’s Annual Meeting of Shareholders which will be held on November 12, 2013.

Mr. Armstrong will succeed Harry T. Rittenour who will retire effective November 4, 2013 as President and Chief Executive Officer of the Company after nearly six years in that position and nearly 17 years with the Company. Mr. Rittenour will remain as a consultant to the Company during a planned transition period.

The Company also announced that John H. Lowry, III, Vice President and Chief Financial Officer, plans to retire in fiscal 2014.

On October 31, 2013, the Company issued a press release announcing Mr. Armstrong’s appointment, Mr. Rittenour’s retirement and Mr. Lowry’s planned retirement. Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcements. Such information, including Exhibit 99.1 attached hereto under Item 9.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Mr. Armstrong, age 51, served as Vice President and General Manager of DRS Consolidated Controls, Inc., a subsidiary of Finmeccanica SpA, an Italian conglomerate, from October 2008 to June 2013. From February 2007 to October 2008, Mr. Armstrong was Vice President of Engineering and Operations for DRS Power and Control Technologies, Inc. DRS Consolidated Controls is focused on the development and delivery of highly engineered machinery control systems and services for global industrial and government energy customers. Prior to joining DRS, Mr. Armstrong served in various management roles at General Dynamics Corporation from August 2001 to February 2007. Mr. Armstrong was a submarine officer in the United States Navy from February 1987 to August 2001. He holds a degree in Mechanical Engineering from the University of Washington and completed the Harvard Business School Advanced Management Program.

Under the terms of an Offer Letter between Mr. Armstrong and the Company, Mr. Armstrong’s annual base salary will be $350,000 and his bonus potential level under the Company’s fiscal 2014 Annual Incentive Compensation Plan will be 50% of his annual base salary which will be pro-rated based on the total number of days he works for the Company in the fiscal year that began July 1, 2013. Mr. Armstrong is entitled to receive medical, life and disability insurance coverage and other benefits available generally to senior management of the Company and a monthly car allowance of $600. For a period of up to four months after the start of his employment, the Company will reimburse Mr. Armstrong for his temporary housing costs in Michigan, in an aggregate amount of not more than $2,500 per month. For a period of four months, or if earlier, Mr. Armstrong’s relocation of his permanent residence to Michigan, the Company will reimburse Mr. Armstrong for round-trip air travel from Connecticut to Michigan up to three times per month. The Company will also reimburse Mr. Armstrong for the expense to ship his household possessions to Michigan and for his travel costs incurred en route. The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 31, 2013, effective December 2, 2013, the Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) awarded Mr. Armstrong non-qualified options to purchase 100,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Incentive Plan, to be issued on the current form of Non-Qualified Stock Option Agreement for Officers. The options will become exercisable in four equal annual installments beginning December 2, 2014 at an exercise price equal to the fair market value of the Company’s Common Stock as of December 2, 2013. Subject to and conditioned upon the future approval of the Management Development Committee, on the first and second anniversaries of the 2013 grant date, if Mr. Armstrong continues to be employed by the Company as President and Chief Executive Officer at those dates, he will be granted non-qualified stock options to purchase an additional 100,000 shares of the Company’s Common Stock, subject to shareholder approval of an increase in the number of shares available for award under the 2004 Stock Incentive Plan, which approval is being sought at the 2013 Annual Meeting of Shareholders to be held on November 12, 2013.

The Company also entered into a Severance Agreement with Mr. Armstrong that provides for severance benefits, including one times his base salary, a prorated portion of any annual bonus he would have earned in the year of termination had he been employed at the end of the bonus period and continuation of his health and welfare benefits (principally executive life insurance and auto benefit) for one year following his termination of employment and, if termination is six months prior to or within two years following certain changes in control of the Company, his severance benefits will be two times his base salary, a prorated portion of his targeted bonus for the year of termination and continuation of his health and welfare benefits for two years following his termination of employment. The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the Severance Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company also entered into the Company’s standard Executive Agreement Not to Compete with Mr. Armstrong.

In connection with his engagement as a consultant to the Company, the Company entered into a Consulting Agreement dated October 31, 2013 with Mr. Rittenour (the “Consulting Agreement”). Under the terms of the Consulting Agreement, Mr. Rittenour will be engaged as a consultant through June 30, 2014 or, if earlier, his death or disability, termination by the Company for cause or voluntary termination by Mr. Rittenour, and he will be paid a monthly fee of $29,166 through the term of the agreement. In addition, stock options currently held by Mr. Rittenour for 5,000 shares of Common Stock that vest on each of December 1, 2013 and December 2, 2013 will not terminate upon Mr. Rittenour’s resignation, but will continue to vest on those dates based upon his continued performance of consulting services through those dates. All other unvested stock options held by Mr. Rittenour will terminate upon his resignation. If Mr. Rittenour elects continued medical coverage under the Company’s medical plans as permitted under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), the Company will pay or reimburse any COBRA premiums due by him through December 31, 2013. The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the Consulting Agreement and related Release Agreement, copies of which are attached as Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

C. Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated October 24, 2013 between Jeffrey M. Armstrong and the Company

10.2	Severance Agreement dated October 24, 2013 between Jeffrey M. Armstrong and the Company.

10.3	Consulting Agreement and related Release Agreement dated October 31, 2013 between Harry T. Rittenour and the Company.

99.1	Press Release of the Company dated October 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
Registrant)

Date: October 31, 2013	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Offer Letter dated October 24, 2013 between Jeffrey M. Armstrong and the Company

10.2	Severance Agreement dated October 24, 2013 between Jeffrey M. Armstrong and the Company.

10.3	Consulting Agreement and related Release Agreement dated October 31, 2013 between Harry T. Rittenour and the Company.

99.1	Press Release of the Company dated October 31, 2013.